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                                                                     EXHIBIT 3.4


                          CERTIFICATE OF INCORPORATION

                                       OF

                           NSP HOLDINGS CAPITAL CORP.
                           --------------------------

                                   ARTICLE ONE
                                   -----------

                 The name of the corporation is NSP Holdings Capital Corp.

                                   ARTICLE TWO
                                   -----------

                 The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE
                                 -------------

                 The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR
                                  ------------

                 The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $.01 per share.

                                  ARTICLE FIVE
                                  ------------

                 The name and mailing address of the sole incorporator are as follows:

                        NAME                  MAILING ADDRESS
                  Jamie E. Jedras             c/o Kirkland & Ellis
                                              200 E. Randolph Drive, 58th Floor
                                              Chicago, Illinois 60601

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                                   ARTICLE SIX
                                   -----------

                 The corporation is to have perpetual existence.

                                  ARTICLE SEVEN
                                  -------------

                 In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE EIGHT
                                  -------------

                 Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE
                                  ------------

                 To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN
                                   -----------

                 The corporation expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE ELEVEN
                                  --------------

                 The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.


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                 I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 13th day of December, 2004.





                                            /s/ Jamie E. Jedras
                                            ----------------------------------
                                            Jamie E. Jedras, Sole Incorporator


















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